Investor Contact: Larry P. Kromidas	Investor Contact: Gary Pittman

(618) 258-3206	(713) 570-3200
FOR IMMEDIATE RELEASE
OLIN TO ACQUIRE PIONEER
CLAYTON, MO / HOUSTON, TX, May 21, 2007 — Olin Corporation (NYSE: OLN) and Pioneer Companies, Inc. (Nasdaq: PONR) announced today that they have reached a definitive agreement under which Olin will acquire Pioneer, a leading producer of chlor-alkali products. The proposed transaction, which has been approved by the Board of Directors of both companies, calls for Olin to pay $35.00 in cash for each outstanding share of Pioneer common stock. Closing of the transaction is subject to customary conditions including regulatory approvals and approval by Pioneer’s shareholders. Olin expects that the transaction will be completed in the second half of 2007.
“The combination of Olin’s and Pioneer’s businesses creates a Chlor-Alkali producer with outstanding capabilities to serve the needs of customers across North America” said Olin Chairman, President and Chief Executive Officer Joseph D. Rupp. “This is a desirable business that we know very well. Our ability to meaningfully add value through synergies and best practices will benefit our shareholders. The combined companies will have a more diversified geographic footprint, a complementary bleach and HCL product mix and a broader distribution network.”
Olin management believes that the acquisition will result in at least $35 million of annual cost savings and will be immediately accretive to Olin’s earnings per share. Cost savings will be obtained through the optimization of logistics, purchasing, manufacturing costs, and overhead.
On a combined basis, Olin’s and Pioneer’s Chlor-Alkali businesses generated revenue of more than $1.1 billion in 2006. “With this acquisition, we will become the #3 player in Chlor-Alkali and the #1 player in industrial bleach in North America. The acquisition provides an improved platform from which to continue to grow our chemicals business,” Rupp said.

Michael Y. McGovern, the Chairman, President and Chief Executive Officer of Pioneer, commented, “We believe this transaction is very positive for our shareholders and bondholders. We also believe that it will be positive for most of our employees who will join the combined company. Finally, as we have always strived to be a customer-driven company, we believe that our customers will benefit from this transaction since the combined company will be larger and will provide more points of distribution for our customers.”
CONFERENCE CALL INFORMATION
Olin will host a conference call to discuss the proposed transaction with securities analysts at 10:00 AM Eastern Time, on May 21, 2007. The call will feature remarks by Joseph D. Rupp, Olin’s Chairman, President and Chief Executive Officer, John L. McIntosh, Olin’s Vice President and President of Chlor-Alkali Products, and John E. Fischer, Olin’s Vice President and Chief Financial Officer. A slide presentation that accompanies the call is available on our website, www.olin.com, in the Investor section under Recent Press Releases and Speeches.
The call will be webcast live on our corporate website and will be accessible under the Conference Call icon. Listeners should log on to the website at least 5 minutes before the call. The call will also be audio archived on the Olin website for future replay. You may choose to listen to the conference call by dialing 800-810-0924 or 913-981-4900. A replay of this conference call will be available beginning at 1:00 PM (ET) today through midnight, Monday, June 4 by calling 888-203-1112 or 719-457-0820 (replay pass code: 7904260). A text of the prepared remarks from the conference call will be available on the website in the Investor section under Recent Press Releases and Speeches after the conclusion of the call.
COMPANY DESCRIPTIONS
Olin Corporation is a manufacturer concentrated in three business segments: Chlor Alkali Products, Metals, and Winchester. Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, potassium hydroxide and bleach products. Metals products include copper and copper alloy sheet, strip, foil, rod, welded tube, fabricated parts, and stainless steel strip and aluminum strip. Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

Pioneer Companies, Inc., based in Houston, manufactures chlorine, caustic soda, bleach, hydrochloric acid and related products used in a variety of applications, including water treatment, plastics, pulp and paper, detergents, agricultural chemicals, pharmaceuticals and medical disinfectants. Pioneer owns and operates four chlor-alkali plants and several downstream manufacturing facilities in North America.
FORWARD-LOOKING STATEMENTS
This communication includes forward-looking statements. These statements relate to analyses and other information that are based on management’s beliefs, certain assumptions made by management, forecasts of future results, and current expectations, estimates and projections about the markets and economy in which we and our various segments operate. The statements contained in this communication that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.
We have used the words “anticipate,” “intend,” “may,” “expect,” “believe,” “should,” “plan,” “project,” “estimate,” and variations of such words and similar expressions in this communication to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.
The risks, uncertainties and assumptions involved in our forward-looking statements, many of which are discussed in more detail in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2006, include, but are not limited to, the following:
•	the ability to obtain regulatory and Pioneer shareholder approval;

•	the risk that the businesses will not be integrated successfully, or will take longer than anticipated;

•	the risk that the expected cost savings will not be achieved or unexpected costs will be incurred;

•	the risk that customer retention goals will not be met and that disruptions from the transaction will harm relationships with customers, employees and suppliers;

•	sensitivity to economic, business and market conditions in the United States and overseas, including economic instability or a downturn in the sectors served by us, such as automotive, electronics, coinage, telecommunications, ammunition, housing, vinyls and pulp and paper and the migration by United States customers to low-cost foreign locations;

•	the cyclical nature of our operating results, particularly declines in average selling prices in the chlor alkali industry and the supply/demand balance for our products, including the impact of excess industry capacity or an imbalance in demand for our chlor alkali products;

•	economic and industry downturns that result in diminished product demand and excess manufacturing capacity in any of our segments and that, in many cases, result in lower selling prices and profits;

•	the effects of any declines in global equity markets on asset values and any declines in interest rates used to value the liabilities in our pension plan;

•	costs and other expenditures in excess of those projected for environmental investigation and remediation or other legal proceedings;

•	higher-than-expected raw material and energy or transportation and/or logistics costs;

•	the occurrence of unexpected manufacturing interruptions and outages, including those occurring as a result of labor disruptions and production hazards;

•	unexpected litigation outcomes; and

•	an increase in our indebtedness or higher-than-expected interest rates, affecting our ability to generate sufficient cash flow for debt service.

All of our forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of our forward-looking statements.
Pioneer intends to file with the SEC a proxy statement and other related documents regarding the proposed transaction described in this communication. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THE OTHER RELATED DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PIONEER, THE PROPOSED TRANSACTION AND RELATED MATTERS. A definitive proxy statement will be sent to security holders of Pioneer seeking their approval of the proposed transaction. This communication is not a solicitation of a proxy from any security holder of Pioneer. Investors will be able to obtain the proxy statement and the other related documents (when they become available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of the proxy statement (when it becomes available) may be obtained free of charge by directing a request to Pioneer Corporate Office, 700 Louisiana Street, Suite 4300, Houston Texas, 77002, (713) 570-3200 (phone), (713) 225-6475 (fax), Attention: Gary Pittman.
Pioneer, its directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Such persons may have interests in the proposed transaction, including as a result of holding options or shares of Pioneer stock. Olin Corporation may also be deemed a participant in such solicitation by virtue of its execution of the merger agreement. Information regarding Pioneer’s directors and executive officers is available in the proxy statement filed with the SEC by Pioneer on April 19, 2007. Information regarding Olin’s directors and executive officers is available in the proxy statement filed with the SEC by Olin on March 2, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.